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Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "AGREEMENT") made as of April 1, 1999, among NewStar Media Inc., a California corporation (the "COMPANY") and Ronald Lightstone ("Lightstone").

                                   WITNESSETH:

         WHEREAS, the Company may from time to desire to issue and sell to purchasers shares of Common Stock of the Company, par value $0.1 per share ("Common Stock");

         WHEREAS, such purchasers may desire to purchase registered shares of Common Stock;

         WHEREAS, Lightstone owns shares of Common Stock covered by an effective registration statement ("Registered Shares");

         WHEREAS, in order to assist the Company in obtaining financing, Lightstone has agreed with the Company that from time to time Lightstone will sell Registered Shares to purchasers identified by the Company at such prices and in such amounts as may be approved by the Company; provided that Lightstone shall simultaneously purchase from the Company, and the Company shall issue and sell to Lightstone, an equal number of shares of Common Stock at the same price that Lightstone sold Registered Shares; provided further, that Lightstone shall not be obligated or required to sell Registered Shares hereunder;

         WHEREAS, the Board of Directors of the Company has approved the purchase of Common Stock by Lightstone as contemplated in this Agreement and has approved and authorized such transactions as exempt transactions under Rule 16b-3(d) promulgated under Section 16 of the Securities and Exchange Act of 1938.

         NOW, THEREFORE, in the consideration of the foregoing and the covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereby mutually agree as follows:

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                                    SECTION 1

             SALE AND PURCHASE OF THE COMPANY'S SECURITIES; CLOSING

         1.1. SALE OF THE SECURITIES. During the period commencing on the date hereof and ending June 15, 1999, the Company shall have the right to request that Lightstone sell from time to time up to 2,000,000 Registered Shares to one or more purchasers for such prices and in such amounts and at such times as the Company may determine. If Lightstone agrees to sell Registered Shares to the purchasers at the time and for the price determined by the Company (a "Transaction"), Lightstone shall purchase from the Company, and the Company shall sell and issue to Lightstone, the Replacement Shares (as defined below) for a purchase price equal to the Replacement Price (as defined below). For any Transaction, the "Replacement Shares" shall be that number of shares of Common Stock equal to the number of Registered Shares sold in the Transaction, and the "Replacement Price" shall be the price that Lightstone received for the Registered Shares from the purchaser of such Registered Shares in the Transaction.

         1.2 PURCHASE OF REPLACEMENT SHARES; DELIVERY. Immediately upon sale of Registered Shares by Lightstone hereunder, Lightstone shall pay the Replacement Price for the Replacement Shares to the Company. Upon amendment of the Company's articles of incorporation to increase the authorized number of shares, and shareholder approval of the transactions contemplated herein in accordance with Regulation 14C of the Securities and Exchange Act of 1934, the Company shall issue and deliver to Lightstone a certificate or certificates, registered in the name of Ronald Lightstone, representing the Replacement Shares.

         1.3 NATURE OF TRANSACTION. It is the intent of the parties hereto that the transactions contemplated in this Agreement are solely to assist the Company in raising equity financing from persons other than Lightstone, and that Lightstone will derive no economic benefit from any of the transactions contemplated in this Agreement. It is not intended that Lightstone receive an economic benefit upon the consummation of the transactions contemplated in this Agreement. The parties hereto acknowledge that Lightstone may suffer an economic detriment because, upon consummation of the transactions, Lightstone will own the same number of shares of Common Stock as he did before the transaction, but such shares will be unregistered, and accordingly may have a value less that the registered shares owned by Lightstone prior to the transaction.

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         1.4 TAXES. If Lightstone is required by law to make any payment on account of any Federal or state income taxes due the sale and/or purchase of Common Stock pursuant to this Agreement, the Company shall pay to Lightstone all such amounts before the date on which penalties attach thereto, and such sum payable by the Company shall be increased to the extent necessary to ensure that, after the making of any payment of taxes on amounts to be received by Lightstone from the Company under this Section 1.4, Lightstone receives a sum equal to what it would have received had no taxes been payable by Lightstone on account of any sales and/or purchases hereunder.

                                    SECTION 2
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Lightstone the following:

         2.1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as currently conducted.

         2.2. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this agreement by the Company have been duly authorized by all requisite corporate action, and this Agreement when duly executed and delivered by the Company will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

         2.3. The sale, issuance and delivery of the Replacement Shares in accordance with the terms of this Agreement have been authorized by all necessary corporate action, and the Replacement Shares when sold, issued and delivered, against the full payment of the Replacement Price, will be duly and validly issued, fully paid and nonassessable. The sale, issuance and delivery of the Replacement Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

         2.4. PRIVATE OFFERING. Neither the Company nor anyone acting on behalf of the Company has offered the Replacement Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with, any individual or entity in connection with the sale of such securities other than a limited number of investors, including Lightstone. Assuming the accuracy of Lightstone's representations contained in Section 3 of this Agreement, the offer, issuance and delivery of the Replacement Shares to Lightstone are exempt from registration under the Securities Act of 1933, as amended (the "1933 ACT").

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                                    SECTION 3
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Lightstone represents and warrants to the Company the following:

         3.1. AUTHORIZATION. Lightstone has all requisite power and authority to execute this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Lightstone have been duly authorized by all requisite corporate action, and this Agreement when executed and delivered by Lightstone will constitute its valid and binding obligation, enforceable against Lightstone in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

         3.2. PURCHASE FOR INVESTMENT. The Replacement Shares are being acquired by Lightstone for its own account, not as a nominee or agent, for investment and not with a view to resale or distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and Lightstone will not distribute the Replacement Shares in violation or contravention of the 1933 Act. Lightstone is not aware of any facts or circumstances that contradict the representation in the first sentence of Section 2.4.

         3.3. RESTRICTIONS ON TRANSFER. Lightstone acknowledges that (a) the Replacement Shares will not be registered under the 1933 Act at the time of delivery of such shares to Lightstone, (b) the Replacement Shares will not be transferable unless so registered or unless an exception for such registration is applicable and (c) certificates representing the Replacement Shares will bear a legend substantially in the following form:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

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         3.4. SOPHISTICATION: ACCESS TO INFORMATION.

              (a) Lightstone represents and warrants to the Company, that Lightstone and if Lightstone is a limited liability company each member of Lightstone (i) is an "accredited investor" as defined in the 1933 Act and is financially able to purchase the Replacement Shares, (ii) is fully capable of understanding the type of investment being made pursuant to this Agreement, and the risks involved in connection therewith, (iii) believes that the nature of the Replacement Shares is consistent with their overall investment programs and financial position, (iv) recognizes that there are substantial risks involved in their purchase of the Replacement Shares, (v) is capable of bearing the economic risk of its investment for an indefinite period of time and can afford a complete loss of its investment, (vi) has adequate means of providing for their current liquidity needs, (vii) has no need for liquidity of their investment,
(viii) is not expecting any short term income from their investment and (ix) has no reason to anticipate any change in personal circumstances, financial or otherwise, which may cause or require any sale of the Replacement Shares.

              (b) Lightstone acknowledges to the Company that it has had the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the (i) purchase and delivery of the Replacement Shares and (ii) business and financial conditions of the Company; and Lightstone has received to its satisfaction, such additional information about the business and financial conditions of the Company and the terms and conditions of the purchase and delivery of the Replacement Shares, as it has requested.

                                    SECTION 4
                                  MISCELLANEOUS

         4.1. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with laws of the State of New York, without reference to conflict of law provisions.

         4.2. ENTIRE AGREEMENT. This Agreement including any Appendices, Schedules or Exhibits hereto, contains the entire agreement and understanding among the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Appendices, Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by the parties.

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         4.3. SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

         4.4. HEADINGS. The headings of the Sections of this Agreement are reinstated for convenience of reference only and shall not be considered a part hereof.

         4.5. COUNTERPARTS. This agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date set forth above.


                                             THE COMPANY:

                                             NEWSTAR MEDIA INC.


                                             By: /S/ROBERT MURRAY
                                                 -------------------------------
                                                 Name:  Robert Murray
                                                 Title: Vice President & General
                                                        Counsel



                                             THE PURCHASER:




                                                 /S/ RONALD LIGHTSTONE
                                                 -------------------------------
                                                 Ronald Lightstone